SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                              Exchange Act of 1934

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         (as permitted by Rule 14a-6(e)(2))


                             Watkins-Johnson Company
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                (Name of Registrant as Specified In Its Charter)


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May 20, 1999


Dear Watkins-Johnson Shareowner:

As you have been previously made aware, the polls have been kept open on Proposals 2 and 3 being considered at the Annual Meeting of Watkins-Johnson Company until May 24, 1999. Our records indicate that you have previously voted against or abstain on either one or both of these Proposals. We respectfully request you reconsider your vote.

The polls for Proposals 1 and 4 are closed.

         The Board of Directors recommends a vote FOR Proposals 2 and 3.

Should you decide to change your vote, we've enclosed for your convenience a proxy card and U.S.P.S. Express Mail return envelope. Additionally, we've enclosed a faxable copy of the proxy card which you can use in lieu of mailing. Our fax number is 212-929-0061. Please send any faxes to the attention of Bob Marese.

Should you have questions or require assistance voting your shares contact Bob Marese of MacKenzie Partners at 800-322-2885. MacKenzie Partners, Inc. is acting as proxy solicitor for the Company in connection to the Annual Meeting.

Thank you,

MacKenzie Partners, Inc.